As filed with the Securities and Exchange Commission
                      on September 1, 1998

                   Registration No. __________

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
                  ------------------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933

                  ------------------------------

                         DEERE & COMPANY
      (Exact name of registrant as specified in its charter)


          Delaware                               36-2382580
(State or other jurisdiction                 (I.R.S. employer
     of incorporation or                    identification no.)
         organization)


           One John Deere Place, Moline, Illinois  61265
              (Address of principal executive offices)

               JOHN DEERE TAX DEFERRED SAVINGS PLAN
              FOR HOURLY AND INCENTIVE PAID EMPLOYEES
                     (Full title of the plan)

                  ------------------------------

                        Frank S. Cottrell
                         Deere & Company
                       One John Deere Place
                      Moline, Illinois 61265
                          309-765-4675
    (Name and address and telephone number of agent for service)
                  ------------------------------

                  Calculation of Registration Fee

===============================================================
                       Title of securities to
                           be registered
                   ------------------------------
                   Common Stock, $1 par value....
===============================================================
                  Proposed       Proposed
                   maximum        maximum
                  offering       aggregate        Amount of
 Amount to be       price         offering       registration
  registered      per share        price             fee
-------------   --------------  --------------  --------------
 6,000,000       $33.1563(2)   $198,937,800(2)   $58,686.65(2)
 Shares (1)
===============================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the John Deere Tax Deferred Savings Plan For Hourly And Incentive Paid Employees.

(2) The proposed maximum offering price, per share and in the aggregate, is being estimated solely for the purpose of computing the registration fee. In accordance with Rule 457(h), the per share maximum offering price used in this computation is equal to the average of the high and low prices of the common stock of the registrant reported on the New York Stock Exchange Composite Tape on
    August 31, 1998.

    In accordance with rule 429, the prospectus contained in this registration statement also relates to the securities registered on form S-8 nos. 33-49740 and 33-15949.

                            PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Registration of Additional Securities


    This Registration Statement is being filed to register additional securities of the same class as those for which Registration Statement on Form S-8, file number 33-49740 and 33-15949 relating to the John Deere Tax Deferred Savings Plan For Hourly And Incentive Paid Employees is effective.

    The contents of Registration Statement on Form S-8, file number 33-49740 and 33-15949, as amended, are incorporated herein by reference.

                          SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on September 1, 1998.

                            DEERE & COMPANY

                            By:  /s/ Hans W. Becherer
                                 ---------------------------
                                 Hans W. Becherer
                                 Chairman and
                                 Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

    Each person signing below also hereby appoints Hans W. Becherer, Frank S. Cottrell, and John K. Lawson, and each of them singly, his or her lawful attorney-in-fact with full power to execute and file any and all amendments to this registration statement together with exhibits thereto and generally to do all such things as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

    Signature                 Title                  Date
---------------------------------------------------------------

/s/ Hans W. Becherer       Director, Chairman
-------------------------  and Chief Executive
Hans W. Becherer           Officer (principal
                           executive officer)


/s/ John R. Block          Director             September 1, 1998
-------------------------
John R. Block


/s/ Leonard A. Hadley      Director
-------------------------
Leonard A. Hadley

/s/ Nathan J. Jones        Senior Vice President,
-------------------------  Principal Financial
Nathan J. Jones            Officer and Principal
                           Accounting Officer


/s/ Arthur L. Kelly        Director             September 1, 1998
-------------------------
Arthur L. Kelly


/s/ Antonio Madero B.      Director
-------------------------
Antonio Madero B.


/s/ John R. Walter         Director
-------------------------
John R. Walter


/s/ Arnold R. Weber        Director
-------------------------
Arnold R. Weber

    Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Rock
Island, State of Illinois on September 1, 1998.



                        JOHN DEERE TAX DEFERRED SAVINGS PLAN,
                        DEERE & COMPANY, PLAN ADMINISTRATOR



                        By:  /s/ J. K. Lawson
                             -------------------------
                             J. K. Lawson,
                             Senior Vice President

EXHIBIT INDEX


Uniform
Exhibit                                                  Page
Number           Title                                  Number
--------------------------------------------------------------

Exhibit 5.1      Opinion of Counsel                        7


Exhibit 5.2      Internal Revenue Service
                 Determination Letter                      8


Exhibit 23       Independent Auditors' Consent             11



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